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                                                                    EXHIBIT 4.8

                                  AMENDMENT TO
                         AMENDED AND RESTATED BYLAWS OF
                         BOLDER TECHNOLOGIES CORPORATION

            (ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER 23, 1997)


         RESOLVED, that Section 13(d) of the Company's Amended and Restated Bylaws as currently in effect be, and it hereby is, amended and restated in its entirety to read as follows:

                  "(D) Notwithstanding the foregoing, no such action by written consent may be taken following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock of the corporation (the "Initial Public Offering"), unless such action by written consent is solely being taken by, and is only applicable to, stockholders of a class of security of the corporation which is not registered pursuant to an effective registration statement under Section 12 of the Securities Exchange Act of 1934, as amended ("Unregistered Stock"), and that such action by written consent is taken by such class of stockholders solely in their capacity as holders of Unregistered Stock."